UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 2, 2018

MINDBODY, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37453	20-1898451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4051 Broad Street, Suite 220

San Luis Obispo, California 93401

(Address of principal executive offices, including zip code)

(877) 755-4279

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 2, 2018, MINDBODY, Inc., a Delaware corporation (the “Company”), completed its previously announced acquisition of Booker Software, Inc., a Delaware corporation (“Booker”), pursuant to that certain Agreement and Plan of Merger, dated as of March 12, 2018 (the “Merger Agreement”), by and among the Company, Booker, Harley Merger Sub, Inc. (“Merger Sub”) and Shareholder Representative Services LLC, as stockholder representative thereunder. Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Booker (the “Merger”), with Booker surviving the Merger as a wholly-owned subsidiary of the Company.

Pursuant to the terms of the Merger Agreement, the Company acquired Booker for $150.0 million in cash and the assumption of unvested option awards. The assumed unvested option awards were converted into options to purchase a number of shares of Class A common stock of the Company, subject to an exchange ratio as described in the Merger Agreement. At the closing of the Merger, the purchase price was adjusted based on the amount of indebtedness, cash, unpaid transaction expenses and net working capital of Booker. In addition, the Company intends to grant approximately $15.0 million in new, retention-based equity awards to certain employees of Booker who accepted post-closing employment offers with the Company.

The cash portion of the purchase price was funded through the Company’s cash and cash equivalents.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 12, 2018.

Item 7.01 Regulation FD Disclosure.

On April 2, 2018, the Company issued a press release announcing that it had completed the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment of this Form 8-K by June 18, 2018.

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment of this Form 8-K by June 18, 2018.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release dated April 2, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDBODY, INC.

By:	/s/ Brett White
Brett White
Chief Financial Officer and Chief Operating Officer

Date: April 2, 2018